                                     ANNEX F

                                SERVICE AGREEMENT

                                     Between

                     UNICARE LIFE & HEALTH INSURANCE COMPANY

                                       and

                   JOHN HANCOCK MUTUAL LIFE INSURANCE COMPANY

                          Dated as of January [ ], 1997

                                TABLE OF CONTENTS

                                                                          Page
                                                                          ----
1.       Definitions.......................................................  1

2.       Description of Services and Performance Standards.................  1
         2.1          Description of Services..............................  1
         2.2          Performance Standards................................  2
         2.3          Engagement of Transition Consultants.................  2

3.       Facilities and Personnel..........................................  2
         3.1          Facilities and Trained Personnel.....................  2
         3.2          Status of Employees and Facilities...................  2
         3.3          Control..............................................  2

4.       Fees and Reimbursements...........................................  2

5.       Payment...........................................................  3

6.       Accounting Records and Documents..................................  3
         6.1          Maintenance of Records...............................  3
         6.2          Inspection and Audit Rights..........................  3

7.       Other Records and Documents.......................................  3

8.       Cooperation.......................................................  4

9.       Authorized Representatives........................................  4

10.      Nonexclusive Services.............................................  4

11.      Indemnification...................................................  4
         11.1         The Service Provider.................................  4
         11.2         The Company..........................................  4
         11.3         Indemnification Procedures...........................  4

12.      Term and Termination Rights.......................................  5
         12.1         Term.................................................  5
         12.2         Event of Default.....................................  5

                                                                          Page
                                                                          ----

         12.3         Remedies upon Occurrence of Event of Default.........  6
         12.4         Termination Upon Termination of Administration
                        Agreement..........................................  6

13.      Effect of Termination or Expiration of Agreement..................  6
         13.1         Transition...........................................  6
         13.2         Transfer of Information upon Termination of Services.  6
         13.3         Payment of Amounts Due...............................  6
         13.4         Reinsurance Agreements...............................  6

14.      Confidentiality...................................................  6

15.      Miscellaneous.....................................................  7
         15.1         Waiver...............................................  7
         15.2         Conflict with Law....................................  7
         15.3         Assignment...........................................  7
         15.4         Binding on Successors and Assigns....................  7
         15.5         No Third Party Beneficiaries.........................  7
         15.6         Independent Contractor...............................  7
         15.7         Arbitration..........................................  7
         15.8         Notice...............................................  7
         15.9         Entire Agreement.....................................  9
         15.10        Amendments...........................................  9
         15.11        Survival.............................................  9
         15.12        Severability.........................................  9
         15.13        Interpretation.......................................  9
         15.14        Headings.............................................  9
         15.15        Counterparts.........................................  9
         15.16        Governing Law........................................  9

                                   Appendices

Appendix A            Administrative and Support Service Fees............  A-1

Appendix B            Financial and Reporting Services...................  A-4

Appendix C            Computer Support...................................  A-6

         Schedule of Attachments to Appendix C...........................  A-13

         Attachment 1  Schedule of Mainframe Applications................  A-14
         Attachment 2  Schedule of Mainframe Tools.......................  A-15


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                                                                          Page
                                                                          ----
         Attachment 3  GBO Business Requirements for Service Provider ITS
                               Services..................................  A-18

         Attachment 4  Overview of Service Provider's Techline Services... A-23

Appendix D            Graphic Services...................................  A-24

Appendix E            Office Services....................................  A-25

Appendix F            Output Services....................................  A-28

Appendix G            Dining and Conference Center Services..............  A-29

Appendix H            Childcare Center...................................  A-30

Appendix I            Legal Services.....................................  A-31

Appendix J            Tax Services.......................................  A-32

Appendix K            Treasury Services..................................  A-33

                                SERVICE AGREEMENT

         THIS SERVICE AGREEMENT (this "Agreement") dated as of January [ ], 1997, by and between John Hancock Mutual Life Insurance Company, a Massachusetts corporation with offices at 200 Clarendon Street, Boston, Massachusetts 02117 ("Service Provider"), and UniCARE Life & Health Insurance Company, a Delaware corporation with offices at 21555 Oxnard Street, Woodland Hills, California 91367 ("Company").

                              W I T N E S S E T H:

         WHEREAS, Service Provider and Wellpoint Health Networks, Inc., a California Corporation ("Wellpoint") and the indirect parent of the Company, have entered into a Purchase and Sale Agreement (the "Purchase Agreement") pursuant to which Service Provider is selling and Wellpoint and the Company are acquiring the GBO Included Business (as defined in the Purchase Agreement) of Service Provider; and

         WHEREAS, the Purchase Agreement requires that, as a condition to closing under the Purchase Agreement, the Service Provider and Company enter into this Agreement under which Service Provider will provide to Company certain administrative services relating to the conduct of the GBO Included Business for an interim period after closing on the terms and conditions set forth in this Agreement; and

         WHEREAS, Company desires Service Provider to perform such administrative services for Company, and Company desires to receive such services from Service Provider, on the terms and conditions set forth in this Agreement;

         NOW, THEREFORE, in consideration of the covenants and of the mutual promises set forth herein, Service Provider and Company agree as follows:

                  1. Definitions. Terms not defined herein shall have the meanings ascribed to them in the Purchase Agreement.

                  2. Description of Services and Performance Standards.

                  2.1 Description of Services. Subject to the terms and conditions and limitations of this Agreement, Service Provider agrees to perform the administrative services for Company described in Appendices A through K annexed hereto (collectively, the "Services"). If Company desires to receive from Service Provider additional services which are not otherwise contemplated under this Agreement, the parties shall negotiate in good faith to reach a mutually acceptable arrangement with respect to the provision of such services.

                  2.2 Performance Standards. Service Provider agrees that in providing Services under this Agreement it shall: (i) conduct itself in accordance with all reasonable commercial and professional standards of care, diligence and good faith which are substantially equal in quality to the standards Service Provider applied prior to the Effective Time, provided that such standards are not inconsistent with prudent management practices in the life and health insurance industry generally, and shall generally act in such a way as to preserve goodwill toward Company on the part of the general public, customers, and all those having business relations with Company, (ii) comply with all material laws, regulations and orders applicable to Service Provider with respect to the Services and to the conduct of the activities contemplated hereby and (iii) with respect to the Services carry on its affairs in the ordinary course of business and not make or institute any unusual method of doing business, GAAP or SAP accounting or operation. Notwithstanding the foregoing, the failure of the Service Provider to provide such Services in accordance with the standards set forth above, to the extent due to the failure of the Company to provide information or services to Service Provider as required under the Transaction Documents, shall not be deemed to be a breach of this Agreement.

                  2.3 Engagement of Transition Consultants. Service Provider agrees to engage transition consultants on behalf of Company or Wellpoint and as designated by Company or Wellpoint and to pay invoices received for fees and disbursements from such consultants for amounts up to $3,000,000.

                  3. Facilities and Personnel.

                  3.1 Facilities and Trained Personnel. Service Provider will at all times maintain sufficient facilities and trained personnel of the kind necessary to perform this Agreement in accordance with the performance standards.

                  3.2 Status of Employees and Facilities. Whenever Service Provider utilizes its employees to perform Services for Company pursuant to this Agreement, such employees shall at all times remain subject to the direction and control of Service Provider, and Company shall have no liability to such Persons for their welfare, salaries, fringe benefits, legally required employer contributions and tax obligations by virtue of the relationships established under this Agreement. No facility of Service Provider used in performing the Services for or subject to use by Company shall be deemed to be transferred, assigned, conveyed or leased by such performance or use. Service Provider shall maintain appropriate security, maintenance and insurance coverage on such facility.

                  3.3 Control. The performance of the Services by Service Provider for Company pursuant to this Agreement shall in no way impair the absolute control of the business and operations of Service Provider or Company by their respective Boards of Directors.

                  4. Fees and Reimbursements. In consideration for the performance of the Services by Service Provider, Company shall pay to Service Provider administrative fees in the amounts and at the times set forth on Appendix A. In the event that Company relocates the principal office at which the GBO Included Business is conducted from 200 Berkeley Street,

Boston, Massachusetts, Company will reimburse Service Provider for any incremental costs which are incurred and documented by Service Provider in providing Services to Company at the new location.

                  5. Payment. Service Provider shall submit to Company within 10 Business Days after the end of each month a written statement of the amount owed by Company for fees and reimbursements pursuant to Section 4 of this Agreement for that month, and Company shall pay to Service Provider within 30 Business Days following receipt of such written statement, the amount set forth in the statement. Any amount owed by Company to Service Provider that is paid after the due date therefor shall bear interest at the interest rate for 30 day United States Treasury bills as reported in the Wall Street Journal as of the day on which any payment is due, from the due date through the date of payment.

                  6. Accounting Records and Documents.

                  6.1 Maintenance of Records. Service Provider shall be responsible for maintaining full and accurate accounts and records of all Services rendered pursuant to this Agreement and such additional information as Company may reasonably request for purposes of its internal bookkeeping, accounting, operations and management. Service Provider shall keep such accounts and records available, during all reasonable business hours during the term of this Agreement, at its principal offices, or at such other location as required by applicable state laws and regulations or by state regulatory authorities, for audit, inspection and copying by Company and Persons authorized by it or any governmental agency having jurisdiction over Company. With respect to accounting and statistical records prepared by or for Service Provider by reason of its performance under this Agreement, summaries of such records in a form acceptable to both Service Provider and Company shall be delivered to Company within 15 days from the end of the period to which the records pertain.

                  6.2 Inspection and Audit Rights. In addition to rights granted under Section 7 below, at any time during the term of this Agreement, and for a period of 2 years after termination or expiration of this Agreement, Company, or its authorized independent auditors or counsel, shall have the right to inspect and audit Service Provider's premises and facilities, accounts, books and records relating to the Services upon 15 Business Days' prior written notice during Service Provider's regular business hours.

                  7. Other Records and Documents. All books, records and files established and maintained by Service Provider by reason of its performance under this Agreement shall be the property of Service Provider, and shall be subject to examination at all times during the term of this Agreement upon 15 Business Days' prior written notice during Service Provider's regular business hours by Company and Persons authorized by it or any governmental agency having jurisdiction over Company. Company shall have the right, at its expense, to receive duplicate copies of any records retained by Service Provider within 15 days after any request by Company or originals of such records (with Service Provider retaining copies thereof) if required by law. Company shall be responsible for payment of all documented costs of copying and mailing or otherwise transporting any documentation as required under this Section 7.

                  8. Cooperation. The parties agree to cooperate with each other in a commercially reasonable manner in order that the duties assumed by the parties under this Agreement may be effectively, efficiently and promptly discharged. Each party shall at all reasonable times during normal business hours under the circumstances make available to the other party properly authorized personnel for the purpose of consultation and decision.

                  9. Authorized Representatives. Service Provider and Company each shall from time to time appoint one or more individuals who shall serve as authorized representative(s) of such party for the purposes of carrying out this Agreement. Such Persons shall be authorized to act on behalf of their respective parties as to matters pertaining to this Agreement. Each party shall notify the other, in writing, as to the name, address, and telephone number for any such authorized representative, and of any replacement thereof.

                  10. Nonexclusive Services. Company acknowledges and agrees that Service Provider shall have the right to provide services to other third parties.

                  11. Indemnification.

                  11.1 The Service Provider. The Service Provider hereby agrees on demand to indemnify and hold harmless the Company and its Affiliates, and their respective directors, officers and employees (each, an "Indemnified Party") from and against any and all demands, actions, proceedings, suits (by any Person, entity or group, including, without limitation, any Governmental Entity) and Liabilities, paid or incurred (including reasonable attorneys' fees) resulting from or arising out of (i) the breach of or failure to perform any of the duties, obligations, covenants or agreements of the Service Provider contained in this Agreement, (ii) any claims made against any Indemnified Party by any Person to the extent relating to the Service Provider's performance of, or failure to perform, the terms of this Agreement, and (iii) the Service Provider's failure to comply with all laws, regulations and orders applicable to the Company with respect to the Services provided under this Agreement.

                  11.2 The Company. The Company hereby agrees on demand to indemnify and hold harmless the Service Provider and its Affiliates, and their respective officers, directors and employees from and against any and all demands, actions, proceedings, suits (by any Person, entity or group, including, without limitation, any Governmental Entity) and Liabilities, paid or incurred (including reasonable attorney's fees), resulting from or arising out of the breach of or failure to perform any of the duties, obligations, covenants or agreements of the Company contained in this Agreement.

                  11.3 Indemnification Procedures. Indemnification under Section
11.1 and 11.2 shall be made using the procedures, terms and conditions contained in Sections 14.2 and 14.3 of the Purchase Agreement as if fully set forth herein, with (i) with references in Section 14.2(a) to "indemnification under
Section 14.1 of this Agreement" changed to refer to "indemnification under
Section 11.1 or 11.2, as the case may be, of this Agreement", (ii) the phrase "except as provided in Section 14.1 (g) and" deleted in Section 14.2(c), (iii) references in Section 14.3 to "this Article XIV" shall be changed to refer to "this Section 11.1" or "this Section 11.2", as the case may be, and (iv) the phrases "and, in any event, within the time period referred to in Section 14.1(g)" and "So long as Indemnitee provides the Indemnity Notice within the time period referred to in Section 14.1(g)," deleted from the text of Section 14.3.

                  12. Term and Termination Rights.

                  12.1 Term. This Agreement will commence on the date hereof and will continue in effect for a period of 2 years from such date, unless earlier terminated pursuant to Sections 12.3 or 12.4 below; provided, however, that in the event that Company relocates the principal office at which the GBO Included Business is conducted from 200 Berkeley Street, Boston, Massachusetts, the Services described in Appendices G and H will terminate; and provided, further, that Company shall have the right to terminate this Agreement on a service by service basis at any time without an Event of Default having occurred, upon 30 days' prior written notice to Service Provider and payment of all fees and other amounts due to Service Provider through the date of termination of such Services.

                  12.2 Event of Default. Any one or more of the following shall constitute an Event of Default as to a party hereunder:

                           (a) It fails to pay any amount when due to the other
party under this Agreement; or

                           (b) It fails to perform or observe any other
covenant, term or condition contained in this Agreement, including, but not limited to, breach of performance requirements, and such failure or breach shall not have been cured within 30 days after notice by the non-defaulting party of such failure or breach; provided, however, that if the defaulting party reasonably believes that the failure or breach is not curable within such 30-day period, the defaulting party may send written notice to the non-defaulting party prior to the expiration of such 30-day period setting forth the anticipated time it believes would be necessary to cure, and the action proposed to effectively cure, such failure or breach, and such failure or breach shall not constitute an Event of Default if the defaulting party shall thereafter diligently prosecute and effect a cure; or

                           (c) If it shall (i) commence a voluntary case or
other proceeding seeking liquidation, rehabilitation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency, rehabilitation or other similar law now or hereafter in effect that authorizes the reorganization, rehabilitation or liquidation of such party or its debt or the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or (ii) consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or (iii) make a general assignment for the benefit of creditors, or (iv) fail generally to pay its debts as they became due, or (v) take any corporate action to authorize any of the foregoing; or

                           (d) An involuntary case or other proceeding shall be
commenced against it seeking liquidation, rehabilitation, reorganization or other relief with respect to it or its debts under any bankruptcy, rehabilitation, insolvency or other similar law now or hereafter in effect seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days; or

                           (e) An order is entered by a court of competent
jurisdiction affecting substantially all of its property or affairs under bankruptcy, rehabilitation, insolvency or other similar laws as now or hereafter in effect and such order shall remain undismissed and unstayed for a period of 60 days.

                  12.3 Remedies upon Occurrence of Event of Default. Upon the occurrence of an Event of Default as described in Section 12.2 above, the non-defaulting party may, at its option, terminate this Agreement by giving written notice of its intention to terminate this Agreement.

                  12.4 Termination Upon Termination of Administration
Agreement. In addition to any other right to terminate this Agreement, either party shall have the right, without an Event of Default hereunder having occurred, to terminate this Agreement upon notice at or after the termination of the Administration Agreement.

                  13. Effect of Termination or Expiration of Agreement.

                  13.1 Transition. If this Agreement is terminated by Company following an Event of Default by Service Provider, then Service Provider agrees to take action reasonably requested by Company, and will reasonably cooperate with Company, to facilitate the transition of the Services to another service provider selected by Company or to Company.

                  13.2 Transfer of Information upon Termination of Services. Upon termination of this Agreement, or any Service under this Agreement, at Company's option and request, Service Provider shall promptly transfer all Company information relating to the Services terminated (including but not limited to, financial and technical information and data), in its existing format, to Company or a party designated by Company. Such transfer shall be made at Service Provider's expense, except that Company will reimburse Service Provider for reasonable out-of-pocket expenses incurred by Service Provider and agreed to in advance by Company in connection with such transfer.

                  13.3 Payment of Amounts Due. No termination of this Agreement, however effected, shall relieve either party of its obligations to pay any amounts which then may be due or may thereafter become due as provided in this Agreement.

                  13.4 Reinsurance Agreements. Nothing in Section 12 or this
Section 13 shall affect any co-insurance or reinsurance agreement between the parties.

                  14. Confidentiality. This Agreement and the information provided hereunder shall be subject to the confidentiality provisions of Section
16.1 of the Purchase and Sale Agreement.

                  15. Miscellaneous.

                  15.1 Waiver. The failure of Service Provider or Company to insist on strict compliance with this Agreement, or to exercise any right or remedy under this Agreement, shall not constitute a waiver of any rights provided under this Agreement, nor estop the parties from thereafter demanding full and complete compliance nor prevent the parties from exercising such a right or remedy in the future.

                  15.2 Conflict with Law. If any provision of this Agreement should be declared invalid by a court of general jurisdiction and superseded by specific law or regulation, such law or regulation shall control to the extent of such conflict without affecting the remaining provisions of this Agreement.

                  15.3 Assignment. Either party shall have the right to assign any or all of its rights or obligations under this Agreement to a third party with the other party's prior written consent, which will not be unreasonably withheld; provided, however, that the assigning party shall, notwithstanding such assignment, remain primarily liable to the other party for performance by the assignee of its obligations to the other party hereunder.

                  15.4 Binding on Successors and Assigns. The provisions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.

                  15.5 No Third Party Beneficiaries. Except as and to the extent specifically provided in this Agreement, nothing in this Agreement, expressed or implied, is intended to confer on any Person other than the parties hereto, or their respective legal successors or permitted assigns, any benefits or remedies.

                  15.6 Independent Contractor. Nothing contained in this Agreement shall be construed to create the relationship of joint venture or partnership between Service Provider and Company. Service Provider is an independent contractor and shall be free, subject to the terms and conditions of this Agreement, to exercise judgment and discretion with regard to the conduct of business.

                  15.7 Arbitration. Any dispute or difference between the parties with respect to the operation or interpretation of or arising from or relating to, this Service Agreement on which an amicable understanding cannot be reached shall be decided by binding arbitration. Arbitration hereunder shall be pursuant to and in accordance with the terms, conditions and procedures set forth in Article XV of the Purchase Agreement.

                  15.8 Notice. Any notice or other communication in connection with this Agreement shall be in writing and shall be deemed to be delivered if
(i) actually delivered to the following address, (ii) sent by telecopy to the following telecopy number and a transmission confirmation is received or (iii) sent by certified United States mail, postage prepaid, return receipt requested to the following address and 5 Business Days lapse after deposit in the mail:


    If to the Service Provider:       John Hancock Mutual Life Insurance Company
                                      200 Clarendon Street
                                      Boston, Massachusetts 02117
                                      Attention: Thomas E. Moloney, Chief
                                                           Financial Officer

                                      Telephone:           (617) 572-0600
                                      Telecopier No.:      (617) 572-5170

    With copies to:                   John Hancock Mutual Life Insurance
                                      Company
                                      200 Clarendon Street
                                      Boston, Massachusetts 02117
                                      Attention: Michael H. Studley, Esq., Vice
                                                President and Counsel
                                      Telephone:           (617) 572-9253
                                      Telecopier No.:      (617) 572-1565

                                      Rogers & Wells
                                      200 Park Avenue
                                      New York, New York 10166
                                      Attention: Paul C. Meyer, Esq.
                                      Telephone: (212) 878-8176
                                      Telecopier No.: (212) 878-8375

    If to the Company:                UniCARE Life & Health Insurance Company
                                      21555 Oxnard Street
                                      Woodland Hills, CA 91367
                                      Attention: Leonard D. Schaeffer, Chairman
                                                 and Chief Executive Officer
                                      Telephone:           (818) 703-3145
                                      Telecopier:          (818) 703-3253

    With copies to:                   UniCARE Life & Health Insurance Company
                                      21555 Oxnard Street
                                      Woodland Hills, CA 91367
                                      Attention: Thomas C. Geiser, Esq., General
                                                 Counsel

                                      Telephone:           (818) 703-2412
                                      Telecopier:          (818) 703-4406

                                      Brobeck, Phleger & Harrison LLP
                                      Spear Street Tower
                                      One Market
                                      San Francisco, CA  94105
                                      Attention: Ronald B. Moskovitz, Esq.
                                      Telephone:           (415) 442-0900
                                      Telecopier:          (415) 442-1400

or to such other name(s) or to such other address(es) or telecopier number(s) as a party may designate from time to time to the other party by written notice.

                  15.9 Entire Agreement. This Agreement (including the Appendices attached hereto), the Purchase Agreement, and the other agreements referred to therein, constitute the entire agreement and understanding between the parties, and supersede all prior agreements, whether oral or written, between the parties with respect to the subject matter hereof and thereof.

                  15.10 Amendments. This Agreement may be amended, altered or modified, and any of the terms or conditions hereof may be waived, only by a written instrument signed by both parties, or in the case of a waiver, by the party waiving compliance.

                  15.11 Survival. Upon the expiration or termination of this Agreement for any reason whatsoever, the obligations set forth in Section 6.2 (Inspection and Audit Rights), Section 7 (Other Records and Documents), Section 11 (Indemnification), Section 13 (Effect of Termination or Expiration of Agreement), Section 14 (Confidentiality), and Section 15 (Arbitration) shall survive such termination.

                  15.12 Severability. The invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of any other term or provision hereof.

                  15.13 Interpretation. No provision of this Agreement shall be construed against any party on the ground that such party drafted the provision or caused it to be drafted.

                  15.14 Headings. The headings preceding the text of the articles and paragraphs of this Agreement are inserted solely for the convenience of reference and shall not affect the meaning, construction or effect of this Agreement.

                      15.15 Counterparts. This Agreement may be executed in separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  15.16 Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of Delaware applicable to contracts made and to be performed in that State, without regard to conflicts of laws principles.



                  IN WITNESS WHEREOF, the parties have caused this Agreement to be executed in duplicate by their respective officers duly authorized so to do, and their respective corporate seals to be affixed hereto, as of the date and year first above written.

                                     JOHN HANCOCK MUTUAL LIFE INSURANCE
                                     COMPANY

                                     By:_____________________________________

                                     Name:  Thomas E. Moloney
                                     Title: Chief Financial Officer

                                     UNICARE LIFE & HEALTH INSURANCE
                                     COMPANY

                                     By:_____________________________________

                                     Name:  D. Mark Weinberg
                                     Title: President

                                   APPENDIX A

                     ADMINISTRATIVE AND SUPPORT SERVICE FEES

Throughout these Appendices the term "Buyer" shall mean Unicare Life and Health Insurance Company and its affiliates. The term "Seller" shall mean John Hancock Mutual Life Insurance Company and its affiliates. The fees to be charged for the services performed under this Agreement will be as follows. Unless otherwise specified, all charges will increase 3% annually on January 1, beginning January 1, 1998. Except as otherwise specified herein or in the Agreement, fixed costs, where shown, are subject to change on a quarterly basis if services and/or volumes of activity change materially. The provisions of Section 8.8 of the Purchase Agreement are independent of, and are not superceded by, this Service Agreement and shall survive the Closing.

Financial Accounting and Reporting Services (Appendix B)

                    $16,500           per month for services included in items 2-12 of Appendix B
                     $2,100           per quarter for services included in item 1 of Appendix B
                    $16,000           payable on January 30, 1997 for preparing Seller's general ledger system for required financial accounting and reporting services.
                        $50           per hour for consulting and/or support services considered to be extraordinary, to be charged only with prior agreement of Buyer.
                Actual cost           for vendor data entry charges, printing charges for statutory statement, on line queries, filing fees and other out-of-pocket expenses


Computer Support (Appendix C)

                  No Fees for services included in Appendix C, other than Voice Communications, for the first nine months of the term of the Service Agreement

                  $700,000            for services included in Appendix C, other than Voice
                                      Communications, for the tenth month of the term of the Service

                                      Agreement

                  $1,300,000          for services included in Appendix C, other than Voice
                                      Communications, for the eleventh month of the term of the

                                      Service Agreement

                  $1,600,000          for services included in Appendix C other than Voice
                                      Communications for the twelfth month of the term of the Service


                                      Agreement with such fees increasing at a rate of 3% per annum each month thereafter

                  $22.50              per month per extension for common equipment and extension availability

   Standard Seller rates              per month per telephone set
                        $2            per month per voice mailbox
         Actual Cost                  for long distance and local outbound calls
         Actual Cost                  for inbound 800 number calls

                     $2,300           per month for 800 number availability

                        $65           per hour for consulting and/or support services considered to be extraordinary, to be charged only with prior agreement of Buyer

Graphic Services (Appendix D)

   Standard Seller Rates              Charges will be on a per job basis with the cost of each job quoted in advance if requested.


Office Services (Appendix E)

                      $5000           per month for records management for active files and check look-ups
         Actual costs                 for inactive records management by vendor per month for receipt
                      $8000           and distribution of incoming mail and materials

                    $10,000           per month for manual handling and consolidation of outgoing non-automated mail
         Actual costs                 for all postage charges
                  $0.02205            per piece for inserting automated mail
                  $0.01               per piece for sorting automated mail

                  $55                 per hour for special purchasing services requested, to be charged only with prior agreement of Buyer

                  $21                 per hour for addressing and labeling services requested
         Actual cost                  for any business research services provided via a vendor, such as database searches

Output Services (Appendix F)

                  $130,000            per month for all Output Services

Dining and Conference Center Services (Appendix G)

                    $18,000           per month for employee access to and use of JH dining facilities
   Standard Seller rates              for requested catering services, with quotes provided in advance if requested.

                        $95           per guest room per day at the JH Conference Center
   Standard Seller rates              for JH Conference Center conference room usage, with quotes provided in advance if requested.


Childcare Center (Appendix H)

                                      $635 per month per child for use of JH Childcare Center

Legal Services (Appendix I)

                       $141           per hour for attorney time
                        $76           per hour for paralegal time

Tax Services (Appendix J)

                        $70           per hour for tax consultation

Treasury Services (Appendix K)

                      $1800           per month for Treasury Services included in Appendix K
                  Actual cost         for banking service charges

                                                                      APPENDIX B

                        FINANCIAL AND REPORTING SERVICES

Provide all necessary and appropriate general financial accounting and reporting services, including the following:

1. The quarterly preparation of all books of account and other records necessary to reflect and report the financial condition of the GBO business which was transferred from Seller and its subsidiaries, jointly referenced hereafter as the GBO Business, as required by various state and governmental and regulatory authorities.

2. The monthly preparation of information pertinent to the operation of the GBO Business and access to the general ledger, bank reconciliation system, abandoned property system and fixed asset system, provided that all such books of account and records shall at all times be the property of Seller and shall be surrendered to Seller on request. Further information will include but is not limited to:

                  a. Audited GAAP Financial Statements as of 12/31/96 (or such other closing date as applicable);

                  b. Statutory adjustments as of 12/31/96 (or such other closing date as applicable) and quarterly adjustments thereafter;

                  c. Monthly close with general ledger file feed and printed copy;

                  d.       Escheat amounts semi-annually;

                  e.       Premium taxes quarterly;

                  f. Monthly estimates for amounts due under the Services Agreement

                  g.       Fees and licenses;

                  h.       Ability to book to Seller's general ledger

                  i. Monthly financial statements, including a trial balance

                  j. Support in reporting and analyzing monthly statements.

3.       The coordination and support of audits by outside accountants

4. The audit of travel expenses of the GBO business to ensure compliance with Seller's travel policies and the reporting of all travel expenses, if required.

5. The reconciliation of Seller's various checking accounts to the appropriate financial records.

6. The funding of the GBO Business field office Working Balance Accounts (Imprest Funds) and the reporting of all related expenses to be reimbursed by Buyer to Seller;

7. Compliance with all state abandoned property and escheat filing requirements including searching for and contacting claimants and policyholders to replace uncashed checks for all checks written on behalf of the GBO Business by Seller out of accounts owned or controlled by Seller;

8. The maintenance of fixed asset records to support GBO assets formerly owned by Seller and associated depreciation and a computer file containing detailed asset records in a format acceptable by the Buyer's fixed asset system. These records will include assets owned by Seller prior to the sale as well as assets purchased by Seller on behalf of the GBO Business subsequent to the sale date. This will also include a monthly report detailing new capital acquisitions.

9. GAAP basis income statement, balance sheet and statements of cash flows for 1994, 1995 and 1996 for the GBO Business, as of 12/31 for each year and quarterly statements for 1994, 1995 and 1996. Also, Statutory financial statements for years 1995 and 1996.

10. For Canadian business of the GBO Business, financial information detail and support for quarterly and year-end reporting.

11. Ability by Buyer's internal auditors, or their designees, to audit certain procedures which are performed by Seller on behalf of Buyer as part of the Services Agreement. Adequate notice of the intent to audit will be provided by Buyer.

12.      Other consultative services as required.

                                                                      APPENDIX C

                                COMPUTER SUPPORT

This Appendix C sets forth the computer support services (the "Services") that Seller will provide to the GBO Business which will be transferred to Buyer (hereinafter "GBO.")

1.0      DIGITAL ENVIRONMENT

         1.1 HARDWARE. The computer equipment and peripherals will be housed in Seller's data center at its corporate offices in Boston, Massachusetts. Said equipment and peripherals will not be dedicated exclusively to running GBO's applications.

         1.2 SOFTWARE. Seller will obtain the necessary licenses from the applicable software vendors for development tools, operating systems and utilities which are necessary for GBO. These licenses will be provided at Seller's expense. In no event will Seller have any obligation for obtaining or continuing such licenses on GBO's behalf when the Computer Support Services are no longer provided by Seller.

         1.3 DATA CENTER. The GBO-owned Mid-Range Equipment and Mid-Range Software will be installed in Seller's data center at its corporate offices in Boston, Massachusetts. Seller will provide adequate floor space and environments for the Mid-Range Equipment as specified by the equipment manufacturer(s), including, but not limited to, climate control, electricity, elevator services, janitorial services, water, security, electricity, fire control, HVAC, mail, alarm and voice telecommunication services. A Mid-Range Equipment operations staff equivalent to three (3) full-time associates will provide operations support 24 hours per day, 5 and one third days per week.

         1.4 INFORMATION TECHNOLOGY SERVICES ("ITS") TECHNICAL SUPPORT STAFF. Seller will provide a technical support staff ("Mid-Range Technical Support Staff") to support GBO's use of the Mid-Range Software on the MidRange Equipment (and like or similar tools or applications which may be licensed directly by GBO, subject to the mutual agreement of the parties). The Services to be provided by Seller's Mid-Range Technical Support Staff will include:

                  a.       problem and change management,
                  b.       software upgrades,
                  c.       capacity planning,
                  d.       hardware and software acquisitions,
                  e.       hardware and software installations,
                  f.       vendor management,

                  g.       consultation on the pay point equipment
                           configuration,
                  h.       management of the storage environment, and
                  i. support for the Mid-Range programs and applications developed by Seller.

                  Seller's Mid-Range Technical Support Staff will consist of two
                  (2) full-time associates with the necessary skills and experience to support GBO's use and operation of its Mid-Range Equipment and Mid-Range Software.

         1.5 CONTACT. Seller will assign a manager on behalf of its Mid-Range Technical Support Staff as a primary point of contact for communicating Seller's requirements for the Services provided hereunder and for monitoring Seller support services provided hereunder. Seller will be responsible for coordinating GBO's activities on the Mid-Range Equipment, Mid-Range Software, and any other activities which may potentially impact the ITS infrastructure.

         1.6 GBO RESPONSIBILITIES. GBO will be responsible for prioritizing its MidRange Equipment and Mid-Range Software project activities and communicating such priorities to Seller. GBO will be responsible for supporting the programs and applications developed by GBO, including Digital Eligibility, Digital Account Service Support and CostCare Digital interface.

         1.7 DISASTER RECOVERY. Seller will coordinate GBO's disaster recovery services for the Digital Environment under its existing agreement with Comdisco. Said agreement provides for an alternate computer facility and the use of equivalent Mid-Range Equipment to run GBO's Mid-Range Software in the event of a disaster. Seller will assign its technical support staff referenced in Section 1.4 to provide reasonable assistance to GBO in its disaster recovery testing and planning.

2.0      MAINFRAME ENVIRONMENT

         2.1 MAINFRAME APPLICATIONS. "Mainframe Applications" is defined as the computer applications set forth in Attachment 1. Seller will provide a mainframe environment (computer equipment and peripherals) for GBO's use and operation of the Mainframe Applications. The foregoing computer equipment and peripherals will be housed in Seller's data center at its corporate offices in Boston, Massachusetts. Said equipment and peripherals will not be dedicated exclusively to running GBO's Mainframe Applications.

         2.2 MAINFRAME TOOLS. "Mainframe Tools" is defined as the mainframe software development tools, operating system software and utilities, including but not limited to those set forth in Attachment 2. The Mainframe Tools will be provided for GBO's non-exclusive use on the computer equipment and peripherals referenced in Section 2.1 above. Seller will obtain the necessary licenses from the applicable software vendors to provide for GBO's use thereof, at its expense. In no event will Seller have any obligation for obtaining or continuing such licenses on GBO's behalf when the Computer Support Services are no longer provided by Seller.

         2.3 ITS TECHNICAL SUPPORT STAFF. Seller will provide a technical support staff ("Mainframe Technical Support Staff") to support GBO's use of its Mainframe Applications and Mainframe Tools hereunder (and like or similar Mainframe Applications and/or Mainframe Tools which may be licensed directly by GBO, subject to the mutual agreement of the parties). The Services provided by Seller's Mainframe Technical Support Staff will include:

                  a.       problem and change management,
                  b.       software upgrades,
                  c.       capacity planning,
                  d.       hardware and software acquisitions,
                  e.       hardware and software installations,
                  f.       management of the storage environment, and
                  g support for the mainframe programs and applications developed by Seller's Mainframe Technical Support Staff set forth in Attachment 1.

         2.4 CONSULTING SERVICES. Seller will provide reasonable technical consulting and support services, as needed, for GBO's mainframe development activities consistent with previous levels of consulting and support services (i.e., application design, package selection, testing, etc.). Any extraordinary consulting and/or support services requested by GBO will be subject to the mutual agreement of the parties and may be subject to a separate consulting fee.

         2.5 MAINFRAME APPLICATIONS - VENDOR CORRESPONDENCE. GBO will be responsible for communicating any performance problems to the applicable vendors relative to the Mainframe Applications. Seller will cooperate with GBO in communicating any performance problems to the vendors.

         2.6 MAINFRAME TOOLS - VENDOR CORRESPONDENCE. Seller will be responsible for communicating any performance problems to the applicable vendors relative to the Mainframe Tools. GBO will cooperate with Seller in the identification of any performance problems.

         2.7 DISASTER RECOVERY. Seller will be responsible for defining its disaster recovery support requirements for its mainframe environment, and for contracting with a third party to provide an alternate computer facility and mainframe environment in the event of a disaster, at Seller's expense.

         2.8 GBO RESPONSIBILITIES. GBO will be responsible for supporting the mainframe programs and applications developed by GBO set forth in Attachment 1.

3.0 SERVICE LEVELS. GBO's requirements for the ITS Services provided hereunder for the Mainframe environments are set forth in Attachment 3 hereto (i.e., response times, availability of technical support staff and computer resources, target turnaround times for problem resolutions, method for prioritizing workloads, etc.).

4.0 SELLER'S TECHLINE. Seller will provide and maintain a TechLine to be used by GBO in requesting certain support services from ITS. The specific support services to be requested through Seller's TechLine are set forth in Attachment 4 hereto.

5.0 SECURITY, GBO will strictly abide by Seller's Security Procedures and Policies as outlined in Seller's ITS Standards & Procedures.

         Seller will provide GBO with reasonable consulting services to address application security issues and the maintenance of Seller's RACF rule database, consistent with previous levels of consulting and support services. Any extraordinary consulting and/or support services requested by GBO will be subject to the mutual agreement of the parties and may be subject to a separate consulting fee.

6.0      DATA NETWORK

         6.1 NETWORK LINES. GBO will order, install and pay monthly costs for network lines between the new GBO building and the Seller's corporate offices. Seller will monitor and manage these lines. For network lines dedicated to GBO traffic, GBO will pay all fees, but Seller will monitor and manage these lines. For lines that are shared between GBO and another division or affiliate of Seller, Seller will retain the line, and responsibility for monitoring and managing it, but provide for its use by GBO, subject to a charge back fee.

         6.2 NETWORK EQUIPMENT. Seller will provide for GBO's use of related network equipment. GBO will be responsible for acquiring, installing and maintaining any such network equipment, at its expense, when the Computer Support Services are no longer provided by Seller. GBO will provide a secure environment for storing any monitoring and/or management equipment reasonably deemed necessary by Seller for supporting GBO's use of such network equipment.

         6.3 LOCAL AREA NETWORK EQUIPMENT. GBO will be responsible for maintaining its local area network equipment and servers, at its expense, including, but not limited to, remedial and preventive maintenance, wiring, software upgrades and related support services.

         6.4 CONSULTING SERVICES. Seller will provide reasonable communications consulting and design support services, as needed, consistent with previous levels of communications consulting and design support services. Any extraordinary communications consulting and design support services requested by GBO will be subject to the mutual agreement of the parties and may be subject to a separate consulting fee.


7.0 PRINT/OUTPUT SERVICES. Seller will provide GBO with application support services in the areas of output generation, forms design and creation, and coordination of special cycles, consistent with previous levels of support (i.e., Year End).

8.0      VOICE SUPPORT SERVICES

         8.1 VOICE SUPPORT IN SELLER'S CORPORATE OFFICES. Prior to the completion of the move of GBO to the new GBO building, Seller will charge GBO for its use of Seller's PBX system, as outlined below.

                  The managers of each GBO cost center will receive detailed phone usage reports which will include: a) all outbound calling charges (local and long distance), b) all 800 calls which terminated at a GBO associate's desk, and c) the phonemail box monthly charges.

                  As GBO associates are moved into the new GBO building, Seller will remove the associated telephone from the system and the calling charges will cease. If GBO requests that an associate's voicemail box be kept in place for a period of time following said associate's move, the cost center will be charged the standard monthly rate for the box until it is removed. GBO is exclusively responsible for supporting and maintaining its PBX system and voice infrastructure in the new GBO building.

         8.2 FIELD VOICE SUPPORT. GBO will continue to contract with Lucent Technologies ("Lucent") for providing voice support to GBO's field offices and use Seller's TechLine to dispatch Lucent support personnel as needed.

         8.3 FOCAL POINT. GBO will designate one of its employees as a focal point for voice support issues for both new GBO building and its field offices.

9.0 STANDARDS & PROCEDURES. In all instances where a systems related activity performed by GBO has the potential to impact any portion of Seller's computer operations or telecommunications infrastructure, GBO will adhere to Seller's ITS Standards & Procedures. Said Standards & Procedures are incorporated herein and made a part hereof by this reference and will be made available to GBO on-line. (NOTE: Seller's Standards & Procedures are subject to change, from time to time, upon written or electronic notice).

10.0 TAPE VAULTING. Seller will arrange for the off site vaulting of computer tapes containing the backup data for the mainframe and computing environments. The charges will be directly passed through to GBO and the mainframe charges are included in other rates. GBO will be responsible for the vaulting of its computer tapes when the Computer Support Services are no longer provided by Seller. GBO will be responsible for the validity of server/PC backup data and for managing the rotation of the backup media. For the period when GBO associates are located within Seller's corporate offices, they will continue to have access to the failsafe storage area; after they are relocated to the new GBO building, backup data will be transported to and restored in the failsafe area by Seller.

11.0 WORKSTATION EQUIPMENT, ROUTERS, HUBS AND SERVERS. GBO will contract with Seller for maintaining its Workstation Equipment under a separate Maintenance Agreement between Seller and Digital Equipment Corporation or Compucom as appropriate, at the rate and subject to the terms and conditions of said Maintenance Agreement, GBO may also acquire additional workstation equipment through Seller, subject to its availability and at the prevailing rate of Seller's reseller (Compucom Corporation).

12.0 WORKSTATION SOFTWARE. GBO will be responsible for the license and maintenance charges under applicable license and maintenance agreements for the Workstation Software. GBO may also acquire additional Workstation Software through Seller, subject to its availability and at the prevailing rates of Seller's reseller (Compucom Corporation).

13.0 E-MAIL. Seller will maintain electronic mail connectivity with GBO using either IBM Mail or the Internet, as ultimately agreed to by both parties. In either case, any incremental costs for software or other technical requirements will be borne by GBO. Such costs will include, but not be limited to, extension of monthly IBM Mail charges (planned to cease on 12/31/96) or Internet software security packages.

14.0 RELOCATION. Following the relocation of GBO's personnel to the new GBO building from Seller's corporate office in Boston, GBO will assume all responsibility for the following:

         a. all voice and data move and change activity (home office and field), including wiring, labor and equipment,
         b.       all budget, contract and acquisition activities,
         c.       all voice operator activities,
         d. all desktop support (software and hardware) and related activities,
         e.       all technical training,

15.0 ACCESS TO SELLER'S DATA CENTER. In no event shall GBO use or occupy, or suffer or permit anyone to use or occupy, Seller's data center (or other restricted areas of Seller) or do or permit anything to be done in the data center (or other restricted areas of Seller) which: a) causes or is liable to cause injury to persons, to the building, its equipment, facilities or systems; b) impairs or tends to impair the proper maintenance operation and repair of the building, equipment, facilities or systems; or c) annoys or inconveniences other occupants of the building. Access to the data center (and other restricted areas of Seller) will be controlled by Seller and subject to Seller's then current safety and security procedures.

16.0 SUPPORT FOR SELLER DEVELOPED PROGRAMS. Seller will provide GBO with any program fixes and/or enhancements which Seller may elect to make to the Seller developed programs, free of charge, as well as reasonable technical support services for GBO's use and operation of the Seller developed programs.

17.0 DISPUTE RESOLUTION PROCESS. The parties agree to negotiate in good faith to resolve all disputes arising under this Appendix C. Primary responsibility for resolving any dispute arising hereunder shall rest with Seller's ITS senior vice president and GBO's senior officer in charge of its application support services. If negotiation between such persons fails to resolve any such dispute to the satisfaction of both parties, then each party shall nominate one senior officer of the rank of Vice President or higher as its representative. Such representatives shall meet in person and alone (except for one assistant allowed for each party) and shall attempt in good faith to resolve the dispute. This meeting must be held before either party may seek any other method of dispute resolution, including judicial or governmental resolutions.

         Notwithstanding the foregoing, this section shall not be construed to prevent either party from seeking and obtaining temporary equitable remedies, including injunctive relief.

18.0 INTELLECTUAL PROPERTY. Under no circumstances will Seller or GBO modify, test, copy or otherwise use third party intellectual property licensed to the other party without obtaining the necessary written authorization or license from the third party.

19.0 ADDITIONS AND DELETIONS. Each party will promptly notify the other party of any additions or deletions to the hardware and/or software as they relate to the Services provided hereunder. If necessary, the applicable charge back fees will be adjusted to reflect such additions or deletions.

                      SCHEDULE OF ATTACHMENTS TO APPENDIX C

                                COMPUTER SUPPORT

Attachment 1:                Schedule of Mainframe Applications

Attachment 2:                Schedule of Mainframe Tools

Attachment 3:                GBO Business Requirements for Seller ITS Services

Attachment 4:                Overview of Seller's TechLine Services

                                  ATTACHMENT 1

                      Group Systems Mainframe Applications

                                Hanstar2 On-line

                                  Hanstar Batch

                                       EMC

                               A&H Extracts Daily

                              A&H Extracts Monthly

                               A&H Claim Reporting

                            Data Analysis & Reporting

                              Group Data Warehouse

                                Hanstar Reporting

                                Actuarial Systems

                                      CASS

                                  Ford Systems

                                      GLAD

                                       IDP

                                   Mini Group

                             Pricing Reconciliation

                              Primary Care Network

                  Group Systems Information Center Applications

                                Reinsurance Ceded

                         Digital Open Enrollment System

                                 Ford IC Systems

                                    Cash Pay

                                 Vision Provider

                                       OSR


                                  ATTACHMENT 2

                           SCHEDULE OF MAINFRAME TOOLS

         Company Name                                Product Name

International Business Machines               ADSM
International Business Machines               ISPF Version 4.1
International Business Machines               DB2PM V3
International Business Machines               MVS/ESA SP JES2 Version 5.2
International Business Machines               RMF Version 5
International Business Machines               TCP/IP 3.1 for MVS
International Business Machines               Print Management Facility
International Business Machines               Overlay Generation Language
International Business Machines               ACF/SSP 3.8
International Business Machines               Print Services Acc Facility
International Business Machines               GDDM 2.1
International Business Machines               Service Level Reporter 3.3
International Business Machines               ACF/NCP 6.2
International Business Machines               GDDM-PGF 2.0
International Business Machines               APL2
International Business Machines               PL/I Compiler, Library, & ITF 2.0
International Business Machines               Batch Terminal Simulator
International Business Machines               SMP/E
International Business Machines               Host Command Facility 2.0
International Business Machines               IMS/ESA Database Manager 4.1.0
International Business Machines               IMS/ESA Transaction Manager 4.1.0
International Business Machines               TSO Extensions 2.4
International Business Machines               CICS/ESA Version 3.3
International Business Machines               IMS System Utilities
International Business Machines               Netview V2 1.2
International Business Machines               Database 2 MVS Version 3.1
International Business Machines               C/370 Compiler Version 2.2
International Business Machines               Page Print Format AID/370
International Business Machines               IBM Code/370
International Business Machines               IBM Cobol for MVS and VM
International Business Machines               Lanaguage Environment MVS/VM
International Business Machines               RACF Version 2 Release 1
International Business Machines               Print Services Facility 2.1
International Business Machines               Data Interchange/MVS CICS
International Business Machines               ACF/VTAM V4 MVS/ESA
International Business Machines               Information/Management V6
International Business Machines               DFSMS/MVS Version 1 Rel 1
International Business Machines               High Level Assembler MVS
International Business Machines               QMF 3.1.1
International Business Machines               5280 Communications Utilities

         Company Name                                Product Name

International Business Machines               5280 Utilities
International Business Machines               Fortran IV (G1) Compiler
International Business Machines               Fortran IV Library (Mod I)
International Business Machines               TSO Data Utilities
International Business Machines               Emulation Program/3725
International Business Machines               Document Composition Facility
International Business Machines               Document Library Facility
International Business Machines               MQ Series for MVS/ESA Ver 1.1.3
ASI (Applications Software Inc)               Interrogate
Bachman Information Systems                   Catalog EXT MVS
Cambridge Computer Associates                 Crosstabs with Retrieval Option
Candle                                        DB/SMU
Candle                                        OMEGAMON II For CICS
Candle                                        OMEGAMON II For DB2
Candle                                        OMEGAMON II For IMS
Candle                                        OMEGAMON II For MVS
Computer Associates                           CA-Easytrieve Plus
Computer Associates                           CA-Easytrieve Plus IMS Option
Computer Associates                           IMS/Culprit MVS
Computer Associates                           JCLCHECK MVS
Computer Associates                           Multi Image Allocation (tape)
Computer Associates                           ONE MVS - (TMS)
Computer Associates                           PDSMAN
Computer Associates                           Prevail/XP-Automation for MVS
Computer Associates                           Prevail/XP-Automation for MVS/IMS
Computer Associates                           Prevail/XP-Automation for MVS/MSF
Computer Associates                           Telon Base MVS
Computer Associates                           Telon Cobol Language Option MVS
Computer Associates                           Telon DB2 Target Option MVS
Computer Associates                           Telon Design Facility TSO MVS
Computer Associates                           Telon IMS/DB Target Option MVS
Computer Associates                           Telon IMS/DC Target Option MVS
Compuware                                     Abend-AID DB2
Compuware                                     Abend-AID/MVS
Compuware                                     CICS Abend-AID DB2
Compuware                                     CICS Abend-AID/MVS & Radar
Compuware                                     File-AID/SPF
Compuware                                     File-AID/XE
Compuware                                     Xpediter/CICS
Cybermation                                   ESP (Unix Extension for RS/6000)
Cybermation                                   ESP Workload Manager
Cybermation                                   ESPx (Extension for MVS)
Diversified Software Systems                  DOCU/TEXT
Document Sciences                             Compuset 6.0
Information Retrieval Companies               DBAV5

         Company Name                                Product Name

Information Retrieval Companies               DMUV5
Innovative Designs                            DC Monitor Extensions
Manugistics                                   APL *PLUS
Merrill Consultants                           MXG Software Support
Micro Decisionware                            PC/SQL Link
Mobius                                        Document Direct
Mobius                                        Infopac
Optima                                        ChangeMan MVS
Optima                                        ChangeMan MVS DB2 Option
Pace                                          DASD Management System
Pace                                          Data Center Accounting System
PanOrama                                      Sunrise
Rocket                                        Complier
Rocket                                        Manager
SAS Institute                                 Base SAS
SAS Institute                                 SAS/ACCESS DB2
SAS Institute                                 SAS/FSP
SAS Institute                                 SAS/GRAPH
Simware                                       SIM3278 VTAM 6.0.1
Software Engineering of America               PDSFAST
StandardWare                                  DBAid
Sterling Software                             Advanced Network Management
Sterling Software                             Connect Direct(SNA) MVS
Sterling Software                             SOLVE:Access - MVS
Sterling Software                             Supertracs for MVS Combo
Tangram                                       AM:PM
Tangram                                       AM:PM Driver
Tangram                                       AM:PM EASI
Tangram                                       AM:PM Windows
Tangram                                       DDC LU2
Tangram                                       DDC NTRD
Trilogy                                       SpaceFinder
ViaSoft                                       Insight
ViaSoft                                       SmartEdit
ViaSoft                                       SmartTest (TSO)
ViaSoft                                       VIA/ValidDate
XEROX                                         HFDL/MVS Host SW
State Street Bank & Trust Co.                 Data Processing Services regarding
                                              Guaranteed Access Account Program

                                  ATTACHMENT 3

                GBO BUSINESS REQUIREMENTS FOR SELLER ITS SERVICES

The GBO Business acquired by Buyer (hereinafter in this Attachment "GBO") and the Seller's ITS Division ("ITS") agree to support objectives and conditions set forth in this attachment.

The intent of this attachment is to:

         - establish a support relationship between the parties; the nature of which is likely to be dynamic rather than static due to changes in business drivers for GBO and ITS.

         -        Ensure that business needs are properly met;

         - clarify the service and support requirements and responsibilities.

As a result of the constantly changing business requirements and technological advances, this attachment will be reviewed on an annual basis to insure it remains current.

1.       Architecture

         The GBO processing architecture for claims processing has two major components. They are on-line processing and batch processing. In addition there are a number of administrative systems, dominated by the billing and accounting system called CASS, which is client server system where the server is DB2 on the mainframe. Both are critical to the success and effectiveness of GBO's business.

         Batch Processing. The Batch processing system for the claims system begins at 7:30 p.m. E.S.T. each evening. As the claims system, Hanstar2, is a true on-line interactive update system, it is not necessary for the batch cycle to be completed before the on-line system is brought up for the next business day. There are a number of batch jobs that must be completed and these are prioritized to be done as early in the batch cycle as possible. The system completes the claim payment cycle through the production of checks/EOBs, daily accounting reports and feeds administrative reports.

         On-Line Processing. The on-line systems are separated into several distinct functions. The Hanstar2 claim payment system which provides support to all field claim offices across the country; the CASS system, which provides support for billing and accounting activities; and several other on-line systems that support pricing, dividends, contracts, association billing and administrative services.


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         It will be incumbent upon the parties involved to ensure that the installed infrastructure is capable of supporting the architectural requirements of the business systems.

2.       Roles and Responsibilities

         ITS and GBO will designate individuals to be the focal points for interfacing on mainframe and midrange systems related issues. These individuals' responsibilities will include:

                  a.       Monthly meetings to review results and issues;

                  b.       Negotiating special requests;

                  c. Resolving issues and establishing priorities for staff assignments; and

                  d.       Problem escalation.

         ITS Technical Services. ITS Technical Services is responsible for creating and maintaining the technical infrastructure required to support the GBO environment. Technical Services will provide staffing to accommodate a workload projected to be equivalent to seven (7) full time systems programmers. This is consistent with previous support levels. Workloads and priorities will be determined and scheduled through the ITS Relationship Manager with input from the GBO Relationship Manager.

         TechLine. The TechLine is responsible for assisting the GBO Production Support teams with online and client/server environmental problems. Escalation procedures for problems are defined by communication from the problem source through GBO Help Desk operations staff, and up to the management of both ITS and GBO using existing procedures. The Relationship Managers will also be notified and it will be their responsibility to resolve any issues.

         With very few exceptions, the GBO Help Desk will be the primary contact for GBO clients. The GBO Production teams will assess the problem and will determine if the TechLine should be contacted.

         Computer Operations. Computer Operations is responsible for monitoring and reporting problems with system level hardware and software used to support the GBO applications. This function will be staffed on a 7X24 hour basis and special requests outside of the Seller's normal work hours (7:00 a.m. to 5:00 p.m., Eastern Standard Time) will be addressed to the shift supervisor. All batch problems will be serviced in the existing traditional Job scheduling notification and escalation workflow.

         GBO Systems. The GBO Systems Department is responsible for all application sets and administration of all relevant databases. GBO Systems will have primary responsibility for these systems. This includes problem identification, resolution, maintenance and support of files and data. The team will also be responsible for change controls as it


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         pertains to these applications. GBO Systems will insure that their information on ESP Scheduler remains current and correct.


         GBO Systems personnel will adhere to all standard Seller operations practices (i.e., change control, problem management, data security, etc.).

         Vendors. ITS will interface with vendors on behalf of GBO for system and layered software products as well as third party software. This will include but not be exclusive to hardware/software implementation and systems support. The use of vendor resources in resolving hardware/system problems will be managed by ITS. The use of vendor resources in resolving application problems will be managed by GBO Systems with ITS acting as a technical consultant.

3.       Production/System Support

         GBO Business Group Systems teams will be the primary contact for Computer operations on both online and batch components to the GBO system.

         The call list is maintained by GBO on the Mainframe Call List on TSO. In cases where the call individual is not available, follow instructions in each respective call list. The GBO clients will contact the GBO Systems team prior to calling the TechLine for system problems during normal business hours (8:00 a.m. - 5:00 p.m. Eastern Standard
         Time).

         Changes to Production Systems. Changes to the production system and special events such as long running monthly sweeps will be coordinated through a major events calendar maintained in Lotus Notes. All GBO batch jobs will be scheduled through ESP Scheduler.

         ITS will be notified of changes in a timely manner to allow for proper testing and preparation prior to implementation.

4.       Support Process

         A.       Online Processing

         Seller will use reasonable efforts to assure that the mainframe online component will be available Monday through Friday from 6:00 a.m. through 12:00 midnight Eastern Standard Time. The availability goal for all on-line networks will be 99.8%. Sunday availability will follow corporate standards with notification to GBO as to when the systems will be unavailable. The Sunday goal being to provide as many hours as possible, but the available time will not be traced for performance purposes.

         Seller will use reasonable efforts to assure that the midrange online components will be available Monday through Friday from 6:00 a.m. through 12:00 midnight Eastern Standard Time. The response time objective for the Hanstar on-line network will be 95% of all transactions occurring in 6 seconds or less.



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         B.       Batch Processing

         All GBO batch processing will be scheduled and controlled by ESP Scheduler. Major batch processing includes the monthly and quarterly processing, monthly backups, monthly report processing and nightly report processing. The significant processing from these systems may be split over several days to avoid conflict with other processing.

         Seller will use reasonable efforts to assure that performance for the GBO workload will be consistent with expectations established annually with the GBO Capacity Planning Process.

         Network impacts caused by program abends,hardware failures or heavy batch processing will be communicated to GBO Systems as they occur but not later than 5:00 a.m., Eastern Standard Time.

         Problem Tracking and Reporting. The online system will be tracked on the Remedy tracking system with availability percentages reported to ITS Management on a monthly basis. Availability and outages will appear in The Daily Flash.

         Any incidence of failure will be reported to the Remedy tracking system. A Remedy ticket will be prepared. This information will be discussed at the weekly ITS Management meeting where GBO will be represented by the Relationship Manager named pursuant to Section 2 above.

         Remedy tickets for any failures of the GBO Systems will be discussed at the 8:00 a.m. Eastern Standard Time daily ITS meeting and promptly assigned to the department responsible for the resolution and documentation of the issue.

         Remedy tickets will be discussed at the monthly ITS review meeting to ensure the problem has been properly tracked and resolved. Information text within the tickets will be kept current by GBO.

         Problem Resolution/Escalation Process. If a failure to the operating system or any system software occurs, either the Tech Line or the Operations Staff will notify the GBO and follow the existing escalation procedures to inform GBO and Seller management. The Relationship Managers will also be notified.

5.       System Response and Recovery

         Application Notification Measures:

         Batch. The GBO batch systems will process on the mainframe processors in the overnight environment. Batch abends will be monitored by the Operations staff and calls will be made to GBO Systems within 30 minutes of the failure.



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         On-Line. The online systems will be monitored by the ITS Staff. Daytime failure of the hardware platform or systems software will be communicated to GBO Systems by ITS within 30 minutes at any time of the day. Nighttime failures will be communicated to GBO Systems and ITS
         Tech Support as they occur.

         Data Responsibilities. The information contained in system and data backups will be property of GBO and be maintained through the existing Seller ADSM System. The scheduling and administration of these backups will remain the shared responsibility of GBO Systems and Seller Tech Support Teams. ITS will maintain its current schedule for all production applications.

         Tech Support will restore mainframe data base and other system data from the most recent system backups. It will be the responsibility of the GBO system area to ensure the files are restored to the proper generations and are in synchronization with other department and company files. Tech Support will restore midrange system data from the most current system backups and ensure the files are in synchronization with necessary business needs.

         Special Considerations. The mainframe and midrange systems may be unavailable at specific times on Sundays due to scheduled ITS system maintenance and disaster recovery backups, as appropriate. The unavailable time will be coordinated through GBO Systems. The goal is to have the system available as much as possible on Sundays but it will not be tracked for performance purposes on that day.

         Any requests to make the system unavailable Monday through Friday will result in time being counted as unavailable time.

         Special arrangements for holidays will be communicated to ITS by GBO Systems. (The systems will be unavailable from 4:00 p.m. Christmas Eve (12/24) until 12:01 a.m. December 26, from 8:00 a.m. on Thanksgiving to 8:00 a.m. on the following day and from 6:00 p.m. on December 31 until 10:00 a.m. on January 1.)



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                                  ATTACHMENT 4

                        OVERVIEW OF SELLER'S ITS TECHLINE

Seller's ITS TechLine provides a service to GBO on a 7X24 basis. This service includes questions answered, level 1 problems resolution, internal and external vendor dispatch, vendor management, problem management and problem escalation. The TechLine is staffed with seven full-time employees and supports all Corporate Units and Lines of Business.

GBO employees with a question or problem can call the TechLine. The TechLine will take ownership for the call and if they can't answer the question or solve the problem they will find someone who can.

For computer hardware problems in the Home Office and Field Offices, the TechLine will dispatch Digital or Compucom as applicable, to repair the equipment. (This does not include "Glass House" equipment such as CPUs, Tape Drives and Disk Drives. Operations monitors this equipment and dispatches the appropriate vendor when problems arise.)

For voice problems while GBO is located at Seller's corporate offices, the TechLine will dispatch Lucent Technologies for equipment-related trouble or maintenance. For network service, MCI or AT&T will be contacted by TechLine.

For Field Office Data Communication problems, ITS will begin problem analysis and determine if a vendor is needed. If it is a leased line problem, ITS will contact AT&T or MCI control centers, as appropriate, to resolve the problem. If it is determined to be a problem with communications equipment (routers, hubs) at the remote site, Dataserve, or other appropriate equipment vendor, will be contacted to resolve the problem.

The TechLine will retain ownership of problems that have required a dispatch to insure that the problem is being addressed in a timely manner. They will also work with the vendors to resolve any service problems that may occur.



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                                                                      APPENDIX D

                                GRAPHIC SERVICES

1. Design and coordination services: Provide graphic design and composition services for the design/layout of internal and external communication material. Prepare original artwork for marketing/communication material. Work with the client to conceptualize the client's ideas into tangible products which conform to product line identity. Act as coordinator for projects which involve not only Graphic Services, but also mainframe print, warehousing and mail services.

2. Composition and print services: Provide composition and printing services for various types of business forms, brochures, booklets, folders, letterhead, newsletters, claim forms, directories, enrollment forms, etc. Also provide composition and print services for EPO/PPO directories, supplements and ID cards. If outside services are required, provide specifications and coordination for outside print. Provide guidance in decision making process regarding the construction of printed material in order to achieve the most cost effective job. Through LAN to LAN connectivity, create and maintain various business forms for group claims, compliance and contracts.

3. Files are maintained on a file server for subsequent requests for changes or reprints.

4.       Provide bulk copying, color copying and similar services.

5.       Provide high-quality multi-color printing services.

6. The service-level goal for forms-on-demand (expressed as hours until shipped) is within 24 hours.



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                                                                      APPENDIX E

                                 OFFICE SERVICES

1. Materials management: Provide at no charge for the management of forms and sales promotion materials used by the GBO home office and field offices. Included in this service are forms design and control, inventory management and warehousing management.

         Purchases of custom forms, including sales tax and inbound freight to the warehouse, are charged directly to Buyer. Outbound shipping charges from the warehouse are also charged directly to Buyer.

         Vendor charges for warehousing and ordering are charged directly to Buyer as follows:

         a.       For materials warehoused: $8.00 per month per pallet

         b.       For materials ordered:

                  (1)      $1.04 per each requisition

                  (2)      $0.70 per line item requisitioned

         The service-level goal for materials ordered from the warehouse is same-day shipping.

2. Freight administration: Provide at no charge for the auditing of carriers' invoices (e.g., rate verification, examination for duplicate invoices and overcharges, etc.) and for freight management information control.

3. Records Management: Provide for on-site records management (additions, storage, inquiries, retrievals and refiles) of group claims files, dividend files and commission cards. Also provide for off-site records management for less active and inactive records. In addition, provide for check look-up services, including the search for and production of check copies as requested.

         Monthly fee includes personnel expense for on-site record management and check lookup services.

         Current vendor charges below for off-site record services, which are subject to change, are charged directly to Buyer:

         a.       Storage: $2.04 annual rate per 1.2 cubic foot box




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         b.       Retrieval: $1.50 per box

         c.       Round-trip travel from off-site to home office: $12.00 per box

         d.       Refile: $1.50 per box

         e.       File Destruction: $1.50 per box

         Service-level goals for normal requests are as follows:

         a.       Retrievals from on-site storage - within 24 hours

         b.       Retrievals from off-site storage - next day

         c.       Production of check copies - within 24 hours

         Special requests for large volumes of records retrievals or check copies require negotiated service commitments.

4. Receipt and distribution of GBO Home Office mail and materials. Provide for the pick-up and/or receipt, sort, and delivery to GBO Home Office mail stops of incoming Postal Service mail, private carriers express shipments, goods and materials purchased, internal home office mail and centralized system-generated output.

         Service-level goals include:

         a. 5 daily (2 in the morning and 3 in the afternoon) deliveries to internal home office mail stops of incoming mail, express shipments, internal home office mail and centralized system generated output.

         b. Delivery of Federal Express priority overnight shipments by 10:30 a.m.

         c. 4 daily pick-ups and/or deliveries of Postal Service incoming mail.

         d.       Same-day delivery of goods and materials purchased.

5. Manual handling and consolidation of non-automated mail. Provide for the manual separation and matching of explanation-of-benefits forms and claim drafts for insertion in address-labeled, non-letter-size envelopes (e.g., large-volume mailpieces and special- handled cases.) Also provide for the sorting and consolidation of internal mail via First Class/Priority Mail and mailing to field office locations. Two new sort stations will be established for Buyer's designated Massachusetts and California locations and outgoing mail will be sorted, consolidated and mailed to these locations. Actual postage is charged directly to Buyer.




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         Service-level goal is same-day mailing of outgoing mail received by 4
         p.m. in the Corporate Mail Division. (Receipt of the mail in field locations is dependent on Postal Service delivery service standards.)


6. Automated Mail Services: Provide automated document insertion, sealing, metering, postmarking, presorting, mail preparation and deposit with the Postal Service of letter-size, machinable mailpieces. Actual postage is charged directly to Buyer.

         Service-level goal: Explanation-of-benefit forms, drafts, and form letters are printed at night and then inserted, presorted and delivered to the Postal Service the next day.

7. Maintenance and repairs of small office equipment: Provide in-house maintenance and repairs of small office equipment off-warranty, specifically for fax machines, electronic and electric typewriters and calculators. Other miscellaneous equipment (fiche readers, date stamps, et al.) may be repaired by this service. Photocopier maintenance, however, is the responsibility of the vendor (Ricoh, Lanier or Konica) at Buyer's request.

         Actual vendor charges for replacement parts and supplies and photocopier usage are charged directly to Buyer.

         Service-level goal: Repair within 2 hours or provide functional loaner equipment until the repair is completed, if available.

8. Purchasing Services: Provide service resulting in the purchase of goods and services at the best price, quality as defined by the customer, and add value to each and every purchase. Consulting services on purchasing decisions and in working with Buyer at its request in developing requests for proposals and/or contracts are charged to Buyer. There is no charge to Buyer for routine transactions.

         Service-level goal: Receipt of goods and services in a time frame acceptable to the customer within the vendors' constraints.

9. Address and labeling services: Provide addressing and labeling services from address files for external mail and home office internal distribution at Buyer's request.

         Service-level goal: Normally within 24 hours of receipt of an accepted file.

10. Business research services: Provide information as requested by Buyer on specified business topics, such as financial information, demographics, technology, strategic direction, etc. This service is usually provided by on-line searches or reviews or periodicals. The only charge to Buyer is the vendor's charge for the search at the former's request.

11. Travel Services: Provide internal business travelers with the highest quality travel arrangements for airlines, hotels and car rentals at the lowest cost appropriate to the





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         company's business objectives. Actual cost of airfare is charged back to Buyer. Hotels and car rentals paid by the traveler.

         Service-level goal: Immediate confirmation of arrangements.


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                                                                      APPENDIX F

                                 OUTPUT SERVICES

1. Centralized printing services - Produce mainframe- or Hancock-LAN-generated documents (e.g. explanation of benefit forms, claim drafts, form letters and client invoices), internal production output, and testing output. The print production of drafts is reconciled to the system-expected production of drafts. Provide ongoing monitoring of print quality including the periodic testing of the drafts' MICR line. Provide computer output microfiche.

         Service-level goals: Defined due-out times exist for all jobs in order to meet strict time frames.


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                                                                      APPENDIX G

                      DINING AND CONFERENCE CENTER SERVICES

1. Dining services: While GBO employees continue to be located in the Seller premises, provide coffee stops in the morning and cafeteria dining services for breakfast and lunch. Food sales are at Hancock employee rates. The monthly charge is for the provision of luncheon services.

         Catered coffee and pastry services, luncheons, refreshments, and receptions can be provided at Buyer's request. Quotes or estimates are provided in advance, if requested.

2. Conference center services: Guest rooms if available, can be provided to Buyer employees.

         Conference rooms, if available, can be provided to Buyer employees. Different size conference rooms are available at different rates. Rates vary according to whether the rooms are desired for a half day or full day and depend on special equipment requested.


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                                                                      APPENDIX H

                                CHILDCARE CENTER

Allow continued use of the Seller's Childcare Center by GBO employees while they are located in Seller's Corporate Offices.

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                                                                      APPENDIX I

                                 LEGAL SERVICES

1.       Litigation Management

         Recognizing that GBO Included Business is written in the name of John Hancock, Seller will provide legal services to Buyer with respect to GBO Included Business as follows:

                  Seller's lawyers will manage litigation related to the GBO Included Business (as defined in the Purchase and Sale Agreement) from the Closing Time until such time as each such case is terminated, settled, otherwise disposed of or transferred to UniCARE Health & Life Insurance Company.

                  Buyer will have ultimate control and authority over settlements, choice of local counsel and strategy. Review points for each case will be established jointly by Buyer and Seller legal personnel.

                  Functions to include:

                  a.       Small Claims Matters

                  b.       Workers' Compensation Intervention cases

                  c.       Collection Litigation (for cases specified)

                  d.       Fraud recoveries

                  e. Claims advice on pre-litigation matters to former GBO claims and business personnel in Buyer

                  f. Coordination of and review of subpoenas and other third party information requests directed to the GBO Business.

2.       Product Work

         Seller will make available lawyers and support staff as necessary to provide legal services to Buyer relative to the GBO Included Business. This will include support for contract interpretation, contract drafting, statutory interpretation and general business legal advice to the GBO Included Business.


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                                                                      APPENDIX J

                                  TAX SERVICES

The following sets forth the tax services to be provided by the Seller to Buyer following the closing date:

A. Seller will provide Buyer with appropriate back-up information and any applicable calculations to allow Buyer to evaluate the accuracy and propriety of any reimbursement request.

B. For twelve months following the Closing Date, or a shorter period if such period is requested at any time by Buyer, Seller will provide consultation services on the preparation of monthly federal, foreign, state and local premium tax provisions for GAAP financial reporting purposes and statutory reporting purposes. Consultation services will include advice regarding the accumulation of appropriate information and advice regarding information systems reports and capabilities.

C. For twelve months following the Closing Date, or a shorter period if such shorter period is requested at any time by Buyer, Seller will provide consultation on foreign, state, and local premium, license, administration, income, property, ad valorem, and any other tax of fee compliance and/or payment matters, including advice regarding accumulation of appropriate information and advice regarding information systems reports and capabilities.


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                                                                      APPENDIX K

                                TREASURY SERVICES

Provide all necessary and appropriate treasury management and banking related services, including the following:

1. Treasury consulting services regarding the collection and disbursement of funds - together with the capture and reporting of related information - and related banking services for check and electronic collections and payment (i.e., ACH, EDI and wire transfers.)

2. Treasury operations services which provide the mechanism for electronic transfers for funding ASO and other applications.

3. Treasury operations services to include the check issuance function for payment of expenses, commissions and miscellaneous disbursements. This will include data capture of invoice and accounting data, matching enclosures and mailing checks, feeding data to other systems (general ledger and bank reconciliation) and maintaining permanent records of these disbursements.

4. Treasury operations services to include the check receipt function with the capture of check and accounting data, encoding and endorsing the check, preparing deposit tickets, and maintaining permanent records of these receipts.



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